                                   EXHIBIT 1.1

                                    AGREEMENT

        WHEREAS, The TCW Group, Inc. ("TCWG"), TCW Asset Management Company ("TAMCO"), Crescent/MACH I G.P. Corporation ("Crescent G.P."), TCW Shared Opportunity Fund II, L.P. ("SHOP II") and Crescent/MACH I Partners, L.P. ("MACH I"), individually or collectively, may be deemed to be a beneficial owner within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of Section 13(d) of the Exchange Act of the Common Stock, $0.01 par value per share, of Cherokee Inc., a Delaware corporation; and

        WHEREAS, TCWG, TAMCO, Crescent G.P., SHOP II and MACH I each desires to satisfy any filing obligation each may have under Section 13(d) of the Exchange Act by filing a single Schedule 13D pursuant to such Section with respect to each class of securities;

        NOW THEREFORE, TCWG, TAMCO, Crescent G.P., SHOP II and MACH I agree to file a Schedule 13D under the Exchange Act relating to the Common Stock of Cherokee Inc. and agree further to file any such amendments thereto as may become necessary unless and until such time as one of the parties shall give written notice to the other parties of this Agreement that it wishes to file a separate Schedule 13D relating to the Common Stock of Cherokee Inc., provided that each person on whose behalf the Schedule 13D or any amendment is filed is responsible for the timely filing of such Schedule 13D and any amendments thereto necessitated by the actions or intentions of such person and for the completeness and accuracy of the information pertaining to it and its actions and intentions.

        The Agreement may be executed in two or more counterparts, each of which shall constitute but one instrument.




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


Dated as of the 17th day of November, 1995.

THE TCW GROUP, INC.


_______________________________________
Michael E. Cahill
Managing Director and General Counsel

TCW ASSET MANAGEMENT COMPANY


_______________________________________
Mohan V. Phansalkar
Vice President, Associate General Counsel &
Assistant Secretary

CRESCENT/MACH I G.P. CORPORATION


_______________________________________
Nicholas W. Tell, Jr.
Assistant Secretary

TCW SHARED OPPORTUNITY FUND II, L.P.


_______________________________________
Mohan V. Phansalkar
Vice President, Associate General Counsel and
Assistant Secretary of TCW Asset Management
Company, the general partner of TCW Shared
Opportunity Fund II, L.P.

CRESCENT/MACH I PARTNERS, L.P.


_______________________________________
Nicholas W. Tell, Jr.
Assistant Secretary of Crescent/MACH I G.P.
Corporation, the general partner of Crescent/
MACH I Partners, L.P.


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